EXHIBIT 23.1

EX-23 CONSENT OF EXPERTS

                         CONSENT OF INDEPENDENT AUDITORS


Laurie's Happy Thoughts, Inc.
4203 NW Federal Highway
Jensen Beach, Florida 34957

Re: Laurie's Happy Thoughts, Inc.

Dear Sir or Madam:

We hereby consent to use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated October 30, 2003, relating to the financial statements of Laurie's Happy Thoughts, Inc., which are contained in this prospectus.

We also consent to the reference to us under the captions "Experts" in the Prospectus.

/s/ Sherb & Co., LLP
Sherb & Co., LLP

March 10, 2004